                                                                    Exhibit 4.11

                 Permanent Global Registered Fixed Rate Security


                  THESE NOTES ARE A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THESE NOTES MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THESE NOTES ARE PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AT&T CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                   AT&T CORP.

                 $2,000,000,000 5.625% Notes due 2004 (Series 1)

REGISTERED                                                 CUSIP NO. 001957 BE 8
No. ________

                  AT&T Corp., a New York corporation (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of TWO BILLION DOLLARS on March 15, 2004 (the "Maturity Date"), and to pay interest semiannually on March 15 and September 15 (each, an "Interest Payment Date"), commencing March 15, 2003, on said principal sum at the rate per annum specified in these Notes, from ________, 2002 (the "Original Issue Date") until the principal thereof is paid or made available for payment.

                  Reference is hereby made to the further provisions of this global security (the "Global Security") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

                  This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

                  IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed under its corporate seal.

Dated:           , 2002
      -----------

TRUSTEE'S CERTIFICATE OF                    AT&T CORP.
    AUTHENTICATION
This is one of the Securities described     By:
in the within-mentioned Indenture.             --------------------------------
                                                 Vice President and Treasurer

THE BANK OF NEW YORK,                       ATTEST:
              As Trustee


By:
   ------------------------------------     -----------------------------------
          Authorized Signatory                      Assistant Secretary


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
                                REVERSE OF NOTES

                  Payment of the principal of, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Interest will be paid to persons in whose names the Notes are registered at the close of business on the March 1 or September 1, as the case may be, prior to any Interest Payment Date.

                  These Notes are one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of September 7, 1990 as amended by the First Supplemental Indenture dated as of October 30, 1992 and the Second Supplemental Indenture dated as of _________, 2002 (herein referred to as the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holder (the words "Holders" or "Holder" meaning the registered holders or registered holder) of these Notes.

                  In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding notes may waive certain past defaults and their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon these Notes.

                  The Indenture also provides that the Covered Transactions (as defined in the Indenture), individually or together, (a) will not result in a consolidation, merger, sale, conveyance or other transfer of property of the Company (including stock of subsidiaries) as an entirety or substantially as an entirety for purposes of Section 5.01 of the Indenture or any other provision of the Indenture or these Notes, and (b) will not violate Sections 5.01, 5.02, or
5.03 of the Indenture or any other provision of the Indenture or these Notes, regardless of whether any person assumes any of the indebtedness outstanding under the Indenture or any other obligation under the Indenture or these Notes.

                  The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

                  No reference herein to the Indenture and no provision of these Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on these Notes at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                  These Notes are issuable as registered Notes without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S.$1,000 at the office or agency of the Company referred to above and in the manner and subject to the limitations provided in the Indenture. These Notes may be exchanged without service charge for like aggregate principal amount of Notes having the same maturity, interest rate, redemption provisions, repayment provisions, and Original Issue Date of other authorized denominations.

                  The initial interest rate per annum on the principal sum of these Notes is 5.625%. At the Effective Time (as defined in the Merger Agreement), the interest rate per annum on the principal sum of these Notes will be increased to ____%. If the Merger Agreement is terminated and the Mergers (as defined therein) are abandoned at any time prior to the Effective Time, the interest rate per annum on the principal sum of these Notes shall remain at 5.625%.


                  These Notes have been exchanged for 5.625% Notes Due 2004 (the "Prior Notes"). Interest accrued and unpaid on the Prior Notes through but not including the date of such exchange will be paid, without interest, on the first Interest Payment Date hereunder.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among the Company, AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation, dated as of December 19, 2001, as it may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof.

                  The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on these Notes such additional amounts as are necessary so that the net payment by the Company or a paying agent of the principal of and interest on these Notes to a person that is not a United States Holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of these Notes had no such withholding or deduction been required.

                  The Company's obligation to pay additional amounts shall not apply:

                           (1) to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder:

                                    (a) is or was present or engaged in trade or
                  business in the United States or has or had a permanent establishment in the United States;

                                    (b) has a current or former relationship
                  with the United States, including a relationship as a citizen or resident thereof;

                                    (c) is or has been a foreign or domestic
                  personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or


                                    (d) is or was a "10-percent shareholder" of
                  the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;


                           (2) to any Holder that is not the sole beneficial owner of these Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

                           (3) to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the

         United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

                           (4) to a tax, assessment or governmental charge that is imposed other than by withholding by the Company or an exchange agent from the payment;

                           (5) to a tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

                           (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

                           (7) to any tax, assessment or other governmental charge any paying agent must withhold from any payment of principal of or interest on such Notes, if such payment can be made without such withholding by any other paying agent; or

                           (8) in the case of any combination of the above items.

                  These Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided, the Company does not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

                  "UNITED STATES HOLDER" means a beneficial owner that is for United States federal income tax purposes: (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (d) any other person whose income from these Notes is effectively connected with the conduct of a United States trade or business.

                  If (a) the Company becomes or will become obligated to pay additional amounts as described above under as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 23, 1999, or (b) a taxing authority of the United States takes an action on or after March 23, 1999, whether or not with respect to the Company or any of its affiliates, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem, as a whole, but not in part, these Notes on any interest payment date on not less than 30 nor more than 60 calendar days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under such Notes. No redemption pursuant to (b) above may be made unless the Company shall have received an opinion if independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the additional amounts described above and the Company shall have delivered to the trustee a certificate, signed by a duly authorized officer stating, that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms.

                  These Notes may be redeemed at the option of the Company at any time or from time to time, as a whole or in part. Upon such redemption (a "Redemption Date"), the Company will pay the Holder hereof the greater of: (1) $2,000,000,000 and (2) the sum of the present value of the Remaining Scheduled Payments discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate and 10 basis points. Accrued interest will be payable to the Redemption Date. On and after the Redemption Date, interest will cease to accrue on these Notes or any portion of the Notes called for redemption (unless the Company defaults in the payments of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on these Notes. Notice of redemption shall be mailed to the registered holders of these Notes at their last registered address not less than 30 nor more than 90 days prior to the Redemption Date, all as provided in the Indenture. In the event of redemption of these Notes in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the presentation and cancellation hereof.

                  "TREASURY RATE" means, with respect to a Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury price for such Redemption Date.

                  "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of these Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of these Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

                  "COMPARABLE TREASURY PRICE" means, with respect to a Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

                  "REFERENCE TREASURY DEALER" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., Banc One Capital Markets Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors. If any of the foregoing ceases to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

                  "REMAINING SCHEDULED PAYMENTS" means the remaining scheduled payments of principal and interest on these Notes that would be due after the related Redemption Date but for such redemption. If such Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on these Notes will be reduced by the amount of interest accrued on these Notes to such Redemption Date.

                  These Notes are not subject to repayment at the option of the Holder.

                  Upon due presentment for registration of transfer of these Notes at the above-mentioned office or agency of the Trustee, a new Global Security or Notes of authorized denominations, for a like aggregate principal amount will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Company, the Trustee, and any agent of the Company and the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest thereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of, or the interest on, this Global Security or for any claims based hereon, or otherwise in respect hereof, or based on or with respect of the Indenture or any indenture supplemental therein against any incorporator, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

                  All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common
TEN ENT -  as tenants by the entireties
JT TEN  -  as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -                       (Cust)                         (Minor)
                    ----------------------      -------------------------
Under Uniform Gifts to Minor Act                                         (State)
                                 ---------------------------------------



                  Additional abbreviations may also be used though not in the above list.

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

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the within Notes and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:
      -----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Notes in every particular without alteration or enlargement or any change whatsoever.